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                                                                  EXHIBIT 99(h)

                         BAY VIEW CAPITAL CORPORATION
                                RIGHTS OFFERING
  RELATING TO __________ SHARES OF BAY VIEW CAPITAL CORPORATION COMMON STOCK

                         NOMINEE HOLDER CERTIFICATION

  THIS FORM IS TO BE USED ONLY BE NOMINEE HOLDERS OF BAY VIEW CAPITAL CORPORATION COMMON STOCK TO EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE BASIC SUBSCRIPTION PRIVILEGE WAS EXERCISED. THE EXERCISE OF THE OVER-SUBSCRIPTION PRIVILEGE MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION WARRANT CERTIFICATES AND COMPLIANCE WITH OTHER APPLICABLE TERMS OF THE RIGHTS OFFERING.

  THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS SUPPLEMENT OF BAY VIEW CAPITAL CORPORATION DATED ____________ , 2001, TOGETHER WITH A PROSPECTUS DATED _________ , 2001 (TOGETHER, THE "PROSPECTUS"), AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MELLON INVESTOR SERVICES LLC (TOLL FREE NUMBER 1-800-737-9864).

  VOID UNLESS RECEIVED BY MELLON BANK, N.A. WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON _________ , 2001 (THE "EXPIRATION DATE").

  1. The undersigned certifies to Bay View Capital Corporation and Mellon Bank, N.A., the Subscription Agent, that it has either (i) exercised the Basic Subscription Privilege in respect of its Rights (as described in the Prospectus) and delivered such exercised Rights to Mellon Investor Services LLC, or (ii) delivered to Mellon Investor Services LLC a Notice of Guaranteed Delivery in respect of the exercise of the Basic Subscription Privilege and will timely deliver the Rights called for in such Notice of Guaranteed Delivery to Mellon Investor Services LLC. The undersigned hereby certifies to Bay View Capital Corporation and Mellon Investor Services LLC that it owned shares of Common Stock (the "Common Stock") of Bay View Capital Corporation on ____________ , 2001 (the "Record Date").

  2. The undersigned hereby exercises the Over-Subscription Privilege (as described in the Prospectus) to purchase, to the extent available __________ shares of Common Stock and certifies to Bay View Capital Corporation and Mellon Bank, N.A. that such Over-Subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf of all Basic Subscription Privileges under the Rights have been exercised in full in accordance with the procedures for exercise described in the Prospectus.

  3. The undersigned understands that payment of the subscription price of $ ____ per share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and Over-Subscription Privilege must be received by Mellon Investor Services LLC at or before 5:00 p.m., New York City Time, on _____________ , 2001 and represents that such payment, in the aggregate amount of $ ____ (check appropriate line):

   ___ has been or is being delivered to Mellon Investor Services LLC pursuant to the Notice of Guaranteed Delivery referred to above, or

   ___ is being delivered to Mellon Investor Services LLC herewith, or

   ___ has been delivered separately to Mellon Investor Services LLC

  AND is or was delivered in the manner set forth below (check appropriate line):

   ___ wire transfer

   ___ certified or cashier's check drawn on a U.S. bank

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  ___  bank draft drawn on a U.S. bank

  ___  U.S. postal money order

  ___  uncertified check drawn on a U.S. bank

  4. The undersigned understands that in the event it is not allocated the full amount of shares under the Over-Subscription Privilege exercise stated in paragraph 2 above, any excess payment to be refunded by Bay View Capital Corporation will be mailed to it by Mellon Investor Services LLC as provided in the Prospectus.

 ___________________________________      Dated:_________ , 200_

 ___________________________________

Print Name of Nominee Holder

By:


  __________________________________
  Print Signer's Name:
  Print Title:

Contact Name: ______________________

Contact Phone Number: ______________

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